Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 and related Prospectus of Vanguard Natural Resources, LLC, of our report dated March 31, 2008 related to the consolidated financial statements of Vanguard Natural Resources, LLC for the year ended December 31, 2007, which appears in the annual report on Form 10-K for the year ended December 31, 2009.

We also consent to the reference to us under the caption “Experts” in such Registration Statement.

/s/ UHY LLP

Houston, Texas
July 16, 2010